                                                                Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-88580 to Continucare Corporation of our report dated August 9, 1996, except for paragraphs six through eleven of Note 11, as to which the date is October 2, 1996 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

October 28, 1996